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                                                                    Exhibit 99.3


                                                   Draft of 2/2/98
                                                   ---------------



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                      ASSIGNMENT AND ASSUMPTION AGREEMENT


                                  by and among


                         EDUCATION LOANS INCORPORATED,
                     a South Dakota nonprofit corporation,


                       STUDENT LOAN FINANCE CORPORATION,


                         EDUCATION LOANS INCORPORATED,
                            a Delaware corporation,

                                      and


                        FIRST BANK NATIONAL ASSOCIATION,
                                  as Trustee,

                              ___________________

                       Dated as of February __, 1998

                              ___________________

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          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of February
_______, 1998 (this "Agreement"), is being entered into by and among EDUCATION LOANS INCORPORATED, a South Dakota nonprofit corporation (the "Original Issuer"), STUDENT LOAN FINANCE CORPORATION, a South Dakota corporation ("SLFC"), EDUCATION LOANS INCORPORATED, a Delaware corporation ("EdLinc"), and FIRST BANK NATIONAL ASSOCIATION, Minneapolis, Minnesota, a national banking association duly established and existing under the laws of the United States of America, as Trustee (the "Trustee") under a certain Indenture of Trust, as hereinafter described;

                             W I T N E S S E T H:

          WHEREAS, the Original Issuer and the Trustee have entered into an Indenture of Trust and a First Supplemental Indenture of Trust, each dated as of February 1, 1998 (such Indenture of Trust, as heretofore and hereafter supplemented and amended, including by such First Supplemental Indenture of Trust, being herein referred to as the "Indenture"); and

          WHEREAS, pursuant to the Indenture, the Original Issuer has issued its Student Loan Asset-Backed Callable Notes, Series 1998-1 (together with any additional notes hereafter issued under the Indenture, the "Notes"), and has undertaken obligations with respect to the Notes, the proceeds thereof, assets acquired with such proceeds and certain other matters; and

          WHEREAS, the Original Issuer has entered into two Auction Agent Agreements, each dated as of February 1, 1998 (the "Auction Agent Agreements"), with the Trustee and Bankers Trust Company (the "Auction Agent"), under which it has undertaken obligations with respect to the Notes, the holding of auctions in respect thereof and certain other matters; and

          WHEREAS, the Original Issuer has entered into Student Loan Purchase Agreements with various Lenders, under which it has undertaken obligations with respect to the purchase of student loans thereunder and related matters; and

          WHEREAS, pursuant to a Contribution Agreement, dated as of February _______, 1998 (the "Contribution Agreement"), among the Original Issuer, SLFC and EdLinc, the Original Issuer has, in accordance with Section 150(d)(3) of the Internal Code of 1986, as amended, agreed to transfer to SLFC, and SLFC has, in turn, agreed to transfer to EdLinc, all of the Original Issuer's right, title and interest in and to (i) the Trust Estate under the Indenture, (ii) the Auction Agent Agreements and (iii) the Student Loan Purchase Agreements; and

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          WHEREAS, in consideration for such transfers, SLFC and EdLinc have, pursuant to the Contribution Agreement, each, in turn, agreed to assume all of the Original Issuer's obligations under the Indenture, the Notes, the Auction Agent Agreements and all Student Loan Purchase Agreements;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Original Issuer, SLFC and EdLinc agree as follows:

          Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Indenture.

          Section 2. Assignment to SLFC. The Original Issuer hereby conveys, transfers and assigns to SLFC all of its right, title and interest in and to (i) the Trust Estate under the Indenture, (ii) the Auction Agent Agreements and
(iii) the Student Loan Purchase Agreements.

          Section 3. Assumption of Obligations by SLFC. SLFC hereby agrees to be bound, as successor by assignment to the Original Issuer, by all of the terms, covenants and conditions of the Indenture, the Notes, each Auction Agent Agreement and each Student Loan Purchase Agreement. SLFC hereby assumes, for the benefit of the Original Issuer, the Trustee, each Noteholder and each other party to or beneficiary of the Indenture, the Auction Agent Agreements and the Student Loan Purchase Agreements, all of the obligations of the Original Issuer under the Indenture, the Notes, each Auction Agent Agreement and each Student Loan Purchase Agreement from and after the date of this Agreement.

          Section 4. Release of Original Issuer. The Trustee hereby acknowledges and agrees that, upon the assumption by SLFC under Section 2 hereof, SLFC has become the successor to the Original Issuer as the Corporation under the Indenture and the Notes for all intents and purposes, and the Original Issuer has no further obligations or liabilities thereunder from and after the date of this Agreement.

          Section 5. Assignment to EdLinc. SLFC hereby conveys, transfers and assigns to EdLinc all of its right, title and interest in and to (i) the Trust Estate under the Indenture, (ii) the Auction Agent Agreements and (iii) the Student Loan Purchase Agreements.

          Section 6. Assumption of Obligations by EdLinc. EdLinc hereby agrees to be bound, as successor by assignment to SLFC and the Original Issuer, by all of the terms, covenants and conditions of the Indenture, the Notes, each Auction Agent Agreement and each Student Loan Purchase Agreement. EdLinc hereby assumes, for the benefit of SLFC, the Trustee, each Noteholder and each other party to or

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beneficiary of the Indenture, the Auction Agent Agreements and the Student Loan
Purchase Agreements, all of the obligations of SLFC and the Original Issuer under the Indenture, the Notes, each Auction Agent Agreement and each Student Loan Purchase Agreement from and after the date of this Agreement; provided that such assumption shall not affect SLFC's obligations under the Servicing Agreement, dated as of February 1, 1998 (the "Servicing Agreement"), among the EdLinc, the Trustee and SLFC, as servicer, each of which will continue to be the obligation solely of SLFC.

          Section 7. Release of SLFC. The Trustee hereby acknowledges and agrees that, upon the assumption by EdLinc under Section 4 hereof, EdLinc has become the successor to SLFC and the Original Issuer as the Corporation under the Indenture and the Notes for all intents and purposes, and neither the Original Issuer nor SLFC has any further obligation or liability thereunder from and after the date of this Agreement; provided that such release shall not release SLFC from its obligations or liabilities under the Servicing Agreement.

          Section 8. Performance of Original Issuer's Covenants under Contribution Agreement. The Original Issuer hereby covenants and agrees with the Trustee, for the benefit of the Holders of the Notes, that it will at all times comply with Sections 9.04 through 9.07 of the Contribution Agreement.

          Section 9. Performance of SLFC's Covenants under Contribution Agreement. SLFC hereby covenants and agrees with the Trustee, for the benefit of the Holders of the Notes, that it will at all times comply with Sections 10.02 through 10.04 of the Contribution Agreement.

          Section 10. Performance of EdLinc's Covenants under Contribution Agreement. EdLinc hereby covenants and agrees with the Trustee, for the benefit of the Holders of the Notes, that it will at all times comply with Section 11.02 of the Contribution Agreement.

          Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota applicable to agreements made and to be performed in such state, it being understood that the corporate powers and legal capacity of EdLinc shall be construed and interpreted in accordance with the laws of the State of Delaware.

          Section 12. Benefits. Nothing herein, express or implied, shall give to any person, other than the Trustee, each Noteholder and each other party to or beneficiary of the Indenture, the Auction Agent Agreements and the Student Loan Purchase Agreements, any benefit of any legal or equitable right, remedy or claim hereunder.

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          Section 13.   Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by duly authorized representatives of the parties hereto.

          (b) Failure of a party hereto to exercise any right or remedy hereunder in the event of a breach hereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          Section 14. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of each of the Original Issuer, SLFC, EdLinc and the Trustee. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties hereto, which consents shall not be unreasonably withheld.

          Section 15. Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

          Section 16. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                        EDUCATION LOANS INCORPORATED,
                                          a South Dakota nonprofit corporation


                                        By:
                                            ---------------------------
                                          Title: President


                                        STUDENT LOAN FINANCE
                                          CORPORATION



                                        By:
                                            ---------------------------
                                          Title: President

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                                 EDUCATION LOANS INCORPORATED,           a
Delaware corporation



                                  By: _______________________
                                      -----------------------
                                   Title: President


                                 FIRST BANK NATIONAL           ASSOCIATION, as
Trustee



                                  By: _______________________
                                      -----------------------
                                   Title:  Trust Officer

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